                                                                    Exhibit 10.3



                       DISTRIBUTION AND SUPPLY AGREEMENT*

                                   DRA, INC.



This Agreement is entered into July 31, 1994, by DRA, Inc., a company organized under the laws of the State of Delaware ("DRA"), and General Motors Corporation, a company organized under the laws of the State of Delaware ("GM"), through its Service Parts Operations ("SPO").


                                 INTRODUCTION


This Agreement is entered into with reference to the following facts:

A. DR International, Inc. ("DRI"), DRA and GM have entered into the Asset Purchase Agreement dated July 13, 1994, ("Asset Purchase Agreement"), pursuant to which DRA will purchase from GM certain of the assets, and will assume certain of the liabilities, of the Delco Remy Heavy Duty Starter Motors and Generators business ("HDO"), the Delco Remy Heavy Duty Starter Motors and Generators Remanufacturing business ("HDO Reman"), the Delco Remy Light Duty Starter Motors business ("LDO"), the Delco Remy Light Duty Starter Motors Remanufacturing business ("LD Reman") and the Powder Metal Forge business ("PMF" and collectively with HDO, HDO Reman, LD Reman and LDO, the "Businesses") of the Delco Remy Division of GM (together with any successor unit of GM, the "Delco Remy Division").

B. Following Closing under the Asset Purchase Agreement, DRA will own and operate that portion of the operations of Delco Remy Division which supplied heavy duty starter motors and generators, and light duty starter motors to SPO for distribution in the United States and Canada. The purpose of this Agreement is to set forth the terms and conditions under which DRA will supply such products to SPO (including to SPO through Delco Remy Division or another GM operation). Capitalized terms used but

* Portions of this Exhibit 10.3 were omitted and filed separately with the Secretary of the Securities and Exchange Commission (the"Commission") pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by the word "Redacted."

     not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, DRA and GM hereby agree as follows:



                                   I. GRANT


     1.1  Exclusive Distributor For LDO Branded Products. DRA hereby appoints GM
          ----------------------------------------------
to be DRA's exclusive distributor of LDO Branded Products, as hereinafter defined, within the Territory, as hereinafter defined (the "LDO Branded Territory"). Subject to the terms of this Agreement, including Section 1.5 hereof, for so long as this Agreement remains in effect DRA shall not, and shall not authorize any other party to, offer or sell LDO Branded Products within the Territory.

     1.2  Exclusive Distributor for LDO Unbranded Products. DRA hereby appoints
          ------------------------------------------------
GM to be DRA's exclusive distributor of LDO Unbranded Products, as hereinafter defined, within the Territory only to those customers specified on Exhibit A
                                                                   ---------
attached hereto (the "LDO Unbranded Territory"). Subject to the terms of this Agreement, including Section 1.5 hereof, for so long as this Agreement remains in effect DRA shall not, and shall not authorize any other party to, offer or sell LDO Unbranded Products within the LDO Unbranded Territory.

     1.3  Exclusive Distributor For HDO Branded and HDO Unbranded Products To
          -------------------------------------------------------------------
SPO Customers. DRA hereby appoints GM to be DRA's exclusive distributor of HDO
-------------
Branded Products and HDO Unbranded Products, each as hereinafter defined, within the Territory to those GM authorized dealers and wholesale distributors ("WDs") as are being serviced by SPO as of the Closing Date under the Asset Purchase Agreement and such additional dealers and WDs as may be requested by GM from time to time and consented to by DRA, which consent shall not be unreasonably withheld (the "HDO Territory"). Subject to the terms of this Agreement, including Section 1.5 hereof, for so long as this Agreement remains in effect DRA shall not, and shall not authorize any other party to, offer or sell HDO Products to those GM authorized dealers or WDs as are being serviced by SPO as of the Closing Date under the Asset Purchase Agreement.

     1.4  Products Defined. For purposes of this Agreement:  (i) "LDO Branded
          ----------------
Products" shall mean those light duty starter motors that carry the trademark "Delco Remy" or other trademark owned and specified by GM (other than "Remy") and their associated service parts, components and assemblies and any replacements therefor, (ii) "LDO Unbranded Products" shall mean those light duty starter motors and their associated service parts, components and assemblies and any replacements therefor other than those which are branded "Delco Remy" or other trademark owned and specified by GM (other than "Remy"); (iii) "HDO Branded Products" shall mean those heavy duty starter motors and generators that carry the trademark "Delco Remy" or other trademark owned and specified by GM (other than "Remy"), and their associated service parts, components and assemblies and any replacements therefor described in Exhibit B; and (iv) "HDO
                                                      ---------
Unbranded Products" shall mean those heavy duty starter motors and generators and their associated service parts, components and assemblies and any replacements therefor other than those which are branded "Delco Remy" or other trademark owned and specified by GM (other than "Remy"); provided, however, that the terms defined in clauses (i), (ii), (iii), and (iv) respectively, shall not include such products (a) supplied as original equipment to original equipment manufacturers ("OEMs") or (b) distributed by DRA and/or such OEMs other than GM to service the aftermarket for such other OEMs. LDO Branded Products and LDO Unbranded Products are sometimes referred to herein together as "LDO Products." Similarly, HDO Branded Products and HDO Unbranded Products are sometimes referred to herein together as "HDO Products".

     1.5  Other Distribution. GM presently solicits sales from, and distributes
          ------------------
LDO Branded Products and HDO Branded Products to GM dealers, WDs, and other accounts, and it is the intent of the parties hereunder that such LDO Branded Products distribution and HDO

Branded Products distribution will conform to separate templates to be promptly agreed upon by the parties. Prior to Closing under the Asset Purchase Agreement, GM's Delco Remy Division had responsibility for distribution of HDO Branded Products to other than GM dealers, WDs, and other types of accounts currently served by SPO, and it is the intent of the parties hereunder that such distribution will be continued by DRA consistent with past practice. Except as expressly set forth in this Agreement, nothing herein shall prohibit DRA's solicitations of sales and distribution of LDO Branded Products, LDO Unbranded Products, HDO Branded Products or HDO Unbranded Products.

     1.6  Territory Defined. For purposes of this Agreement, the term
          -----------------
"Territory" shall mean the 50 United States plus the District of Columbia, and Canada. Notwithstanding the foregoing, GM shall have the nonexclusive right to sell HDO and LDO Products purchased from DRA pursuant to this Agreement to GM authorized dealers and wholesale distributors located outside the Territory who are being serviced by SPO.

                            II. DUTIES OF DRA AND GM

     2.1  Best Efforts; Good Name. GM shall use its best effort to aggressively
          -----------------------
market the LDO Products and HDO Branded Products within the applicable Territory in accordance with the terms of this Agreement and as DRA may direct from time to time. In the process of pursuing these efforts, GM shall, and shall instruct its employees and other representatives to, conduct itself and themselves in a manner consistent with professional and accepted business standards and practices consistent with the good name of GM, Delco Remy and DRA.

     2.2  Staff and Personnel. GM shall employ and maintain sufficient qualified
          -------------------
staff and sales personnel to meet its obligations hereunder.

     2.3  Qualification To Do Business. GM shall make such filings and take
          ----------------------------
such action as may be required to qualify to do business under all applicable state and local laws in order to perform the services contemplated by this Agreement.

     2.4  Price and Terms of Sales: Warranty: Royalties.
          ---------------------------------------------
          (a) GM shall have the absolute right to establish the prices, charges, terms and conditions governing the sale of LDO Branded Products, LDO Unbranded Products sold to the customers listed on Exhibit A and HDO Products under this Agreement, within each applicable Territory but agrees to consult with and reasonably consider the advice of DRA regarding such prices, charges, terms and conditions. In each case, GM shall give DRA prompt written notice of its prices to its customers consistent with the provisions of Section 3.2 of this Agreement. Included within GM's responsibility under this paragraph and at GM's sole cost and expense shall be the scope and application of any warranty accompanying GM's resale of LDO Products and HDO Branded Products, and the administration of such warranties and any other liabilities associated with such warranty.

          (b) Direct Sales of Certain LDO Unbranded Products by DRA. DRA shall
              -----------------------------------------------------
have the absolute right to establish the prices, charges, terms and conditions governing the sale of LDO Unbranded Products sold by DRA and DRA shall give prompt written notice to GM prior to DRA's notice to such customers, but in no event less than thirty (30) days prior to such prices becoming effective. To the extent DRA sells LDO Unbranded Products to customers in the Territory excluding GM or its Affiliates, DRA shall pay to GM a royalty equal to 3% of the Net Sales Price for all sales of LDO Unbranded Products to such customers. For purposes of this Agreement, "Affiliate" shall mean any other company or partnership in which GM owns, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock or other equity interest. The "Net Sales Price" shall be the gross sales price as reflected on DRA's invoice before adding thereto transportation, insurance and similar charges and any sales, use, gross receipts or similar taxes charged to the customer on the invoice, but after deducting incentive, quantity or distribution channel discounts reflected on the invoice (but not after deducting any cash or early payment discounts). The aggregate royalty due GM for all sales in the immediately preceding calendar month shall be paid net 30 days.

          (c) Mutual Cooperation.  DRA shall provide to GM documentation
              ------------------
sufficient to support the calculation of royalties due GM pursuant to Section 2.4(b) above. Should such documentation prove to be unsatisfactory, in GM's reasonable discretion, the parties shall mutually cooperate in a review of DRA's books and records to confirm the amount of such royalties; provided, however, that the review of such books and records shall be strictly limited only to those necessary to confirm the royalty amount.

     2.5  Advertising. During the term of this Agreement GM will pay and be
          -----------
solely responsible for advertising and promotion of LDO Branded Products and HDO Branded Products in the applicable Territory in a manner and to a level reasonably consistent with past practice.

     2.6  Customer Inquiries. GM shall handle to appropriate conclusion all
          ------------------
customer inquiries regarding LDO Products and HDO Branded Products sold by GM; however, DRA will provide assistance with such customer inquiries as reasonably appropriate.

     2.7  Expenses. All expenses incurred by GM in connection with this
          --------
Agreement and the performance of GM duties and responsibilities hereunder shall be the responsibility of GM.

     2.8  Product Engineering. DRA shall provide product engineering and
          -------------------
production control support for LDO Products and HDO Branded Products at DRA's expense.

     2.9  Cooperation. GM and DRA will cooperate to monitor and assess
          -----------
activities hereunder in a common effort to increase efficiencies and effectiveness in the distribution and supply of LDO Products and HDO Branded Products pursuant to this Agreement.

                 III. SUPPLY ARRANGEMENTS BETWEEN THE PARTIES

     3.1  Purchase and Supply Commitment.  The provisions of Section 1.1 and
          ------------------------------
Article II of each of the Light Duty Starter Motors Component Supply Agreement, and the Heavy Duty Component Supply Agreement (which are Ancillary Agreements under the Asset Purchase Agreement) are incorporated herein by this reference and apply to SPO's respective purchases of LDO Products and service parts and HDO Branded Products from DRA as though each of the LDO Products and HDO Branded Products were called "Components" under such Light Duty Starter Motors Component Supply Agreement and Heavy Duty Component Supply Agreement; provided, however, that (i) to the extent of any conflict between the sections of such supply agreements incorporated herein and this Agreement, the provisions of this Agreement shall govern, and (ii) the price provisions governing the purchase of products hereunder by GM shall be as set forth in Section 3.2 below.

     3.2  Purchase Price of LDO and HDO Branded Products. The initial prices for
          ----------------------------------------------
LDO Products and HDO Branded Products to be sold to GM hereunder shall be those set forth on Exhibit B attached hereto which Exhibit also sets forth the current sales prices charged by GM to its customers for such products. From and after the date hereof and during the term of this Agreement, the prices at which DRA shall sell LDO Products or HDO Branded Products, as applicable, to GM shall be increased proportionately (based on the percentage increase in price) to the extent GM increases its selling prices to its customers of LDO Products or HDO Branded Products, as applicable. In the event of a price increase by GM, GM shall give DRA prompt written notice of such increase prior to GM's notifying its customers of such increase, but in no event less than ninety (90) days prior to such increase taking effect, unless otherwise mutually agreed by the parties. The increase in DRA's selling price shall be effective simultaneously with GM's price increase.

          In the event GM determines to decrease its selling price to its customers of LDO Products or HDO Products, during the first seven (7) years of this Agreement, GM shall notify DRA of such intended decrease on a timely basis, but in all cases prior to GM's notice to its customers. In the event the GM proposed price decrease (or series of related price decreases) affects or includes 50% or more of the annual dollar sales volume (as determined by the prior year's actual sales volume) of any one or more of the Product Families (as defined below), DRA will determine and shall notify GM, within 15 days of receipt of notice of such decrease, whether or not it will decrease its prices on the affected Products to GM proportionately (based on the percentage decrease in price) to GM's decrease in prices to its customers. To the extent DRA agrees to a price decrease, such decrease shall be effective simultaneously with the effective date of GM's price decrease. If DRA elects not to decrease its prices to GM (a "Price Decrease Deferral"), then DRA shall not subsequently be permitted to increase its prices to GM pursuant to this Section 3.2 unless and until the Deferred Amount (as defined below) equals zero. Similarly, should a Deferred Amount still exist at the end of the first seven (7) years of this Agreement, such amount shall carryover to future years as a prohibition on DRA's ability to increase its prices to GM pursuant to
Section 3.2 above, until the Deferred Amount is reduced to zero. Notwithstanding the foregoing, DRA will decrease its prices to GM proportionately (based on the percentage decrease in price) with GM's decrease in prices to its customers at the time during the term of this Agreement, with respect to any single production model or part number, any GM proposed price decrease (or series of related price decreases) that does not affect or include 50% or more of the annual dollar sales volume (as determined by the prior year's actual sales volume) of any Product Family, or any GM proposed price decrease whatsoever during the term of this Agreement which has an effective date subsequent to the seventh anniversary of this Agreement.

          "Product Family" means the individual groupings of products as designated by the product codes described on Exhibit C hereto.
                                             ---------

          "Deferred Amount" shall mean, at any time, (i) the cumulative aggregate dollar amount of Price Decrease Deferrals multiplied by 1.25, less
(ii) the cumulative aggregate dollar amount of price increases which DRA would have otherwise been entitled to based on GM price increases had a Deferred Amount balance not existed, in each instance, since the last date (a "Reset Date") the Deferred Amount was zero (that is, it is understood that the

Deferred Amount shall never be reduced to a negative number and following any Reset Date, the accumulation of Price Decrease Deferrals and such price increases pursuant to (i) and (ii) above shall be started over when another Price Decrease Deferral occurs).

          Except as may otherwise be mutually agreed, the foregoing pricing provisions shall also apply to all service parts, including past model service parts products, and remanufactured products sold hereunder; provided that the
                                                            --------
initial prices for service parts (as well as past model service parts and remanufactured products) shall be such prices as established on Exhibit B.

          Prices for LDO Unbranded Products sold within the LDO Unbranded Territory and billed by GM or its Affiliates directly to customers shall be no higher than the lowest Net Sales Price (adjusted where applicable for any changes in terms and conditions of sale and applicable "meet competition" market differentials) at which DRA is then selling such Unbranded LDO Products to its customers in the applicable territory, less three percent (3%).

     Pricing outside the applicable territories for LDO Unbranded Products and HDO Unbranded Products, related to North American Product Programs and billed by GM or its Affiliates directly to customers shall be no higher than the lowest Net Sales Price (adjusted where applicable for any changes in terms and conditions of sale and applicable market differentials) at which DRA is then selling such Products to its customers in the same country, less three percent (3%).

                       IV. TERM; TERMINATION; NON-COMPETE

     4.1  Term, Termination. As to HDO Branded Products and HDO Unbranded
          -----------------
Products, this Agreement shall remain in effect for three (3) years from the date hereof and shall be automatically extended for up to twelve (12) additional successive one-year terms without further action by GM or DRA unless DRA shall have given GM written notice of DRA's decision not to renew this Agreement as to HDO Branded Products beyond the then current one-year term, which notice shall be delivered to GM at least 12 months prior to the initial three (3) year term or the then current termination date. As to LDO Products, this Agreement shall remain in effect for fifteen (15) years from the date hereof; provided, however, that this Agreement may be terminated as to HDO Branded Products, or as to LDO Products, prior to the completion of the applicable term in any of the following events:

          (i) By mutual agreement of the parties.

          (ii) Either party may terminate this Agreement if the other party materially breaches it.

          (iii) By DRA as to HDO Branded Products or LDO Products, as applicable, if DRA gives written notice to GM within 30 days following each anniversary date of this Agreement if GM substantially fails to achieve the goals and objectives set forth in the HDO Product and LDO Product templates for reasons other than a general decline in the economy. Any termination under this provision, however, shall be effective as of the next anniversary date of this Agreement, following receipt of such notice.

          (iv) By GM to the extent DRA fails to meet the quality parameters set forth below: (a) for O.E.M and service parts (non-remanufactured) components which are subject to either the Light Duty Starter Motors Component Supply Agreement or the Heavy Duty Component Supply Agreement between GM and DRA, the quality standards set forth therein; (b) for past model service parts (non-remanufactured) components which are not subject to either the Light Duty Starter Motors Component Supply Agreement or the Heavy Duty Component Supply Agreement, the quality standards established with regard to such Components before they became past model; and (3) for remanufactured components, the quality standards currently in place by GM at the execution of this Agreement with respect to such remanufactured components.

      4.2  Termination Procedure. A party intending to terminate this Agreement
           ---------------------
under Section 4.1 (ii) or (iv) above shall first notify the other party in writing of the grounds for the intended termination. In the event the other party fails to remedy such grounds for termination within ninety (90) days after the date of receipt of such notice, then the terminating party may terminate this Agreement effective immediately upon written notice to the other party without the need for any judicial action.

     4.3  Reservation of Rights. The provisions of this Article are without
          ---------------------
prejudice to any other rights or remedies either party may have by reason of the default of the other party.

     4.4  Effect of Termination. Notwithstanding anything to the contrary
          --------- -----------
contained in Section 12.11 of the Asset Purchase Agreement, in the event this Agreement or a specified portion thereof is terminated

          (i) by GM pursuant to Section 4.1(ii) or Section 4.1 (iv) above, then GM shall be permitted to purchase comparable substitute products from other sources and may distribute such substitute products within the applicable Territory but only to the extent such specific products are not being sufficiently supplied by DRA; or

          (ii) by DRA pursuant to Section 4.1 (iii) above with respect to HDO Branded Products or LDO Products, as the case may be, then GM shall be permitted to purchase comparable substitute HDO products (if this Agreement is terminated as to HDO Products) or LDO products (if this Agreement is terminated by LDO Products) from other sources and may distribute such substitute HDO or LDO products within the applicable Territory but only to the extent such specific products are not being sufficiently supplied by DRA; or

          (iii) due to DRA's election to not renew or extend the term of this Agreement with respect to HDO Branded Products pursuant to Section 4.1 above, then GM shall be permitted to purchase comparable substitute HDO products from other sources and may distribute such substitute HDO products within the HDO Branded Territory.

          Upon the occurrence of any of the foregoing, GM shall be permitted to distribute the applicable products described above under any GM trademark which is not otherwise licensed to DRA, and GM shall have, for a period of two (2) years following such termination, the absolute right to acquire from DRA (under the same terms and conditions provided by this Agreement had there been no termination) LDO Branded Products and HDO Branded Products for distribution to GM authorized dealers and wholesale distributors.

     4.5  Non-Compete. Except as provided in Section 4.4 to this Agreement
          -----------
above, for the term of this Agreement, GM shall not offer or sell any goods which are competitive with, the same as, or similar to any of the LDO Products or HDO Products, or promote or advertise any such goods within the Territory without DRA's prior written consent; provided, however, that in any case where a supplier other than DRA is the O.E.M. supplier to GM of LDO Products, HDO Products or other comparable substitute products, then GM shall be permitted to purchase and distribute service parts for such LDO Products, HDO Products or other comparable or substitute products from such other suppliers, without limitation.

                              V. QUARTERLY REVIEW

SPO and DRA shall schedule on a quarterly basis a meeting of appropriate SPO and DRA personnel to review the performance and expectations hereunder and relevant product plans.

                            VI.  GENERAL PROVISIONS

     6.1  No Agency. This Agreement does not constitute either party the agent
          ---------
or legal representative of the other party. Neither party is authorized to create any obligation on behalf of the other party.

     6.2  Notices. Any notice under this Agreement shall be in writing (letter,
          -------
telex, facsimile, or telegram) and shall be effective when received by the addressee at its address indicated below.

          (a)  Notice sent to DRA shall be addressed as follows:

               Delco Remy America, Inc.
               2405 Columbus Ave.
               Anderson, Indiana 46018
               Attention:  Chief Financial Officer

          (b)  Notice sent to GM shall be addressed as follows:

               AC Delco Systems Division      GM Service Parts Operation
               4800 S. Saginaw Street         6060 West Bristol Road
               Flint, Michigan 48501          Flint, Michigan 48554
               Attn: Finance Director         Attn: General Director of Finance

          (c) Either party by written notice to the other party may designate other addresses to which notices shall be sent.

     6.3  Amendments. No amendment to this Agreement shall be binding upon
          ----------
either party unless it is in writing and is signed by the other party.

     6.4  Successors and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of GM and DRA and their respective successors and assigns. No party to this Agreement may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party; provided, however, that DRA may (a) without the prior written
             --------- -------
consent of GM assign this Agreement and any or all of its rights, interests and obligations hereunder to one or more of its Affiliates (as defined in the Asset Purchase Agreement), provided that, notwithstanding such assignment DRA shall remain liable for all of its obligations hereunder, and (b) upon receipt of GM's consent (which will not be unreasonably withheld), assign this Agreement and its rights, interests and obligations hereunder to (i) a transferee of all or substantially all of the assets of any or all of the Businesses, in each case, insofar as such rights, interests and obligations relate to or affect the assets or Businesses so transferred or as to which such assignee has become a successor, provided that GM shall take into consideration in granting its consent the following: (A) that such transferee or successor is not less creditworthy than DRA as of the Closing Date, (B) such transferee or successor executes a written acknowledgement of its assumption of DRA's obligations to GM under this Agreement, (C) that such transferee or successor is not an original equipment manufacturer of fully assembled passenger cars and/or light duty trucks, (D) if such transferee or successor is a then current supplier to GM, such transferee or successor shall be in good standing and have demonstrated manufacturing expertise, (E) if such transferee or successor is a manufacturer but is not then a current supplier to GM, such transferee or successor shall not have been terminated as a supplier by GM for reasons other than failure to be price competitive and shall have a reputation for large-scale, quality manufacturing and reliable performance of contracts.

     6.5  Law and Jurisdiction. This Agreement shall be governed by the laws of
          --------------------
the State of New York without regard to the principles of conflict or laws thereof. Each party consents, for purposes of enforcing this Agreement, to personal jurisdiction, service of process, and venue in any state or federal court within the State of New York having jurisdiction over the subject matter.

     6.6  Counterparts. This Agreement may be executed in counterparts, and each
          ------------
counterpart will be deemed to be an original instrument, provided that all such counterparts together will constitute only one agreement.

     6.7  Headings. The headings preceding the text of the sections and
          --------
subsections hereof are inserted solely for convenience of reference, and will not constitute a part of this Agreement, nor will they affect its meaning, construction or effect.

     6.8  Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties hereto regarding the subject matter hereof, and supersedes any and all prior or contemporaneous oral or written agreements between the parties relating to the subject matter of this Agreement.


IN WITNESS WHEREOF, GM and DRA have caused this Agreement to be executed by their duly authorized representatives on the day and year first written above.


DRA, Inc.                                   General Motors Corporation



By: /s/ James R. Gerrity                    By: /s/ Charles A. Cotten
   --------------------------------            ---------------------------------
   Executive V.P.

                                   EXHIBIT A
                                   ---------



                    CUSTOMER LIST OF LDO UNBRANDED PRODUCTS
                    ---------------------------------------


                                  GM Dealers

                                Direct Accounts
     (AC-Delco Wholesale Distributors and Mass Merchandiser Distributors)

                                     Trak

                                   Auto Zone

                                 Western Auto

                                   Carquest

                                  Auto Value

                                     AAAD



Mass Merchandiser Distributor (MMD)
-----------------------------------

     A Mass Merchandiser Distributor is an entity whose primary function is selling automotive replacement parts and accessories of the general type marketed by AC-Delco to mass merchandiser retailers. The mass merchandiser distributor warehouses, distributes and provides pre-sale services, including seeding, pre-ticketing, inventory control, detailing, product display arrangement, and advertisement assistance to mass merchandisers.

     Mass Merchandiser Distributors (MMD) are to be distinguished from Mass Merchandisers (MM) which are defined below.


Mass Merchandiser (MM)
----------------------

     A Mass Merchandiser is an entity (regional, national or international in scope), whose primary function is the wholesale purchase and retail sale of commodities. Merchandise is generally sold through retail outlets (owned or
                                                   --------------
franchised) direct to the customer. Mass Merchandisers are retailers in one of the following categories:

                        -   Traditional and discount department stores
                        -   Specialty discount automotive chains
                        -   Supermarkets and discount drug stores
                        -   Home and auto stores
                        -   Hardware stores
                        -   Catalog outlets and other large retailers.


                       Distribution and Supply Agreement
                                   Exhibit A

                                   EXHIBIT B
                                   ---------


                     LDO PRODUCTS AND HDO BRANDED PRODUCTS
                              AND INITIAL PRICES


                                  [Redacted]









                       Distribution and Supply Agreement
                                   Exhibit B